PRECISION OPTICS CORPORATION 22 EAST BROADWAY GARDNER, MASSACHUSETTS 01440-3338 Telephone 978 / 630-1800 Telefax 978 / 630-1487 POC:25-0331 Page 1 of 4

NEWS RELEASE

FOR IMMEDIATE RELEASE	September 28, 2005

PRECISION OPTICS CORPORATION ANNOUNCES
FOURTH QUARTER AND YEAR END RESULTS

GARDNER, Massachusetts - Precision Optics Corporation, Inc. (Nasdaq: POCI) today announced operating results on an unaudited basis for the fourth quarter of fiscal year 2005 ended June 30, 2005.

Fourth Quarter Operating Results

Revenues - For the quarter ended June 30, 2005, revenues were $362,215 compared to $292,620 for the same period last year, an increase of 23.7%. Revenues in the quarter increased 9.1% from the preceding quarter ended March 31, 2005.

Net Loss - For the quarter ended June 30, 2005, net loss was $1,114,108, or $0.16 per share, an increase of $102,583, from the net loss of $1,011,525, or $0.58 per share, for the same period last year. The weighted average common shares outstanding for the quarter ended June 30, 2005 and 2004 were 7,008,212 and 1,752,053, respectively.

Special Charges - Net loss for the quarter ended June 30, 2005 included provisions for restructuring and obsolete and slow moving inventories totaling $303,762. Net loss for the quarter ended June 30, 2004 included provisions for obsolete and slow moving inventories of $191,200.

Fiscal Year 2005 Operating Results

Revenues - For the year ended June 30, 2005, revenues were $1,349,819 compared to $1,472,008 for the same period last year, a decrease of 8.3%.

Net Loss - For the year ended June 30, 2005, net loss was $3,688,361, or $0.55 per share, an increase of $4,285 compared to the net loss of $3,684,076, or $2.10 per share, for the year ended June 30, 2004. The weighted average common shares outstanding were for the years ended June 30, 2005 and 2004 were 6,749,003 and 1,752,053, respectively.

Special Charges - Net loss for the years ended June 30, 2005 and 2004 included provisions for restructuring and obsolete and slow moving inventories totaling $491,412 and $552,208, respectively.

Cash Flow and Expenditures

For the quarter ended June 30, 2005, cash and cash equivalents decreased by $866,229 compared to a decrease of $859,110 for the previous quarter ended March 31, 2005. Cash disbursements during the quarter ended June 30, 2005 included $84,501 paid for employee severance costs.

Capital equipment expenditures during the year ended June 30, 2005 were $32,140, down 4.4% from the same period in 2004. Future capital expenditures will depend on future sales and the success of ongoing research and development efforts.

For the quarter ended June 30, 2005, research and development expenses were $233,194, down 31.1% from $338,651 for the quarter ended June 30, 2004. Quarterly research and development expenses depend on the Company’s assessment of new product opportunities.

Precision Optics Corporation—Fourth Quarter and Year End Results	Page 2 of 4

Customer Relationships

The Company is now manufacturing ultra-small lenses, prisms, assemblies and advanced endoscopes with sizes ranging from 0.2 mm to 1 mm, for a number of customers. The Company is also in discussions with several customers regarding manufacturing of prototypes of similar products. These optical components and instruments utilize a variety of innovative techniques including the Company’s patent-pending micro-precisionTM lens technology.

Expense Reduction

The Company has taken additional measures to realign its cost structure with current revenue expectations. In June 2005, the Company reduced its annual labor cost by approximately $151,000, a 6.9% reduction. As a result of this action, the Company recorded a non-recurring pretax charge to earnings of $89,512 for employee severance benefits in the quarter ended June 30, 2005. In addition, the Company is in the process of reviewing other expense areas to determine where additional reductions in discretionary spending can be achieved.

Outlook

The Company expects its recent pattern of quarter-to-quarter revenue fluctuations to continue, due to the uncertain timing of orders from customers and their size in relation to total revenues. The Company continues to move forward with new products and technical innovations, in particular, the development of a new generation (patent pending) of its world-class product line of 3-D endoscopes, the development of a new prototype 2.7 mm endoscope, and new instruments utilizing the Company’s new micro-precisionTM lens technology (patent pending) for endoscopes under 1 mm. The Company continues to explore potential applications of single-molecule technology and nanotechnology.

About Precision Optics

Precision Optics Corporation, a leading developer and manufacturer of advanced optical instruments since 1982, designs and produces high-quality optical thin film coatings, medical instruments, and other advanced optical systems. The Company’s medical instrumentation line includes laparoscopes, arthroscopes and endocouplers and a world-class product line of 3-D endoscopes for use in minimally invasive surgical procedures.

The Company is currently developing specialty instruments incorporating its patent-pending LENSLOCKTM technology which ensures lower cost, easier repairability and enhanced durability. The Company is aggressively pursuing ultra-small instruments (some with lenses less than one millimeter in diameter) utilizing patent pending micro-precisionTM lens technology. The Company is also exploring new initiatives in single molecule technology and nanotechnology for biomedical and other applications.

Precision Optics Corporation is certified to the ISO 9001 Quality Standard, and complies with the FDA Good Manufacturing Practices and the European Union Medical Device Directive for CE Marking of its medical products. The Company’s Internet Website is www.poci.com.

Precision Optics Corporation—Fourth Quarter and Year End Results	Page 3 of 4

PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED
June 30, 2005 AND 2004
(UNAUDITED)

	-- THREE MONTHS --		--TWELVE MONTHS--

	2005	2004	2005		2004

REVENUES	$362,215	$292,620		$1,349,819		$1,472,008

COST OF GOODS SOLD	699,399	547,936		1,997,586		2,062,902

Gross Profit (Loss)	(337,184)	(255,316)		(647,767)		(590,894)

RESEARCH and DEVELOPMENT	233,194	338,651		1,143,412		1,319,345

SELLING, GENERAL and ADMINISTRATIVE EXPENSES	463,882	418,433		1,857,332		1,738,757

PROVISION FOR IMPAIRMENT AND RESTRUCTURING	89,512	-		89,512		52,208

Total Operating Expenses	786,588	757,084		3,090,256		3,110,310

Operating Loss	(1,123,772)	(1,012,400)		(3,738,023)		(3,701,204)

INTEREST INCOME	10,576	1,787		50,574		18,089

INTEREST EXPENSE	-	-		-		(49)

LOSS BEFORE PROVISION FOR INCOME TAXES	$(1,113,196)	$(1,010,613)		$(3,687,449)		$(3,683,164)

PROVISION FOR INCOME TAXES	912	912		912		912

NET LOSS	$(1,114,108)	$(1,011,525)		$(3,688,361)	$	_(_3,684,076)

Basic and Diluted Loss Per Share	$(0.16)	$(0.58)	$	(0.55)		$(2.10)

Weighted Average Common Shares Outstanding	7,008,212	1,752,053		6,749,003		1,752,053

Precision Optics Corporation—Fourth Quarter and Year End Results	Page 4 of 4

PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

ASSETS

	June 30, 2005	June 30, 2004
CURRENT ASSETS
Cash and Cash Equivalents	$2,171,693	$343,260
Accounts Receivable, Net	177,031	80,195
Inventories	599,619	917,998
Prepaid Expenses	62,422	80,646
Deferred Financing Costs	-	171,885
Total Current Assets	3,010,765	1,593,984

PROPERTY AND EQUIPMENT	4,231,975	4,199,835
Less: Accumulated Depreciation	(4,092,202)	(3,920,593)
Net Property and Equipment	139,773	279,242

OTHER ASSETS	218,067	224,088

TOTAL ASSETS	$3,368,605	$2,097,314

LIABILITIES AND STOCKHOLDERS' EQUITY

TOTAL CURRENT LIABILITIES	$519,010	$593,342

STOCKHOLDERS' EQUITY
Common Stock, $.01 par value-
Authorized -- 20,000,000 shares
Issued and Outstanding - 7,008,212 shares
at June 30, 2005 and 1,752,053 at
June 30, 2004	70,082	17,521
Additional Paid-in Capital	32,751,598	27,770,175
Accumulated Deficit	(29,972,085)	(26,283,724)
Total Stockholders' Equity	2,849,595	1,503,972

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY	$3,368,605	$2,097,314

Forward-looking statements contained in this news release, including those related to the Company’s products under development and revenue estimates, are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could materially affect future results. These risks and uncertainties, many of which are not within the Company’s control, include, but are not limited to, the uncertainty and timing of the successful development of the Company’s new products; the risks associated with reliance on a few key customers; the Company’s ability to regain and maintain compliance with requirements for continued listing on the NASDAQ SmallCap Market; the Company’s ability to attract and retain personnel with the necessary scientific and technical skills, the timing and completion of significant orders; the timing and amount of the Company’s research and development expenditures; the timing and level of market acceptance of customers’ products for which the Company supplies components; performance of the Company’s vendors; the ability of the Company to control costs associated with performance under fixed price contracts; and the continued availability to the Company of essential supplies, materials and services; and the other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including but not limited to, the Company's Annual Report on Form 10-KSB for the year ended June 30, 2004.

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